UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-52811	77-0683487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150,

Los Angeles, California 90024

(424) 248-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Puma Biotechnology, Inc. (the “Company”) was held at 1:00 p.m. Pacific Daylight Time on June 13, 2012, at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

(b) At the 2012 Annual Meeting, the stockholders of the Company:

Proposal 1:	Elected the three nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2013, or until a successor has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes
Alan H. Auerbach	10,905,657	2,333,333	0	0
Thomas R. Malley	11,572,323	1,666,667	0	0
Jay M. Moyes	13,238,990	0	0	0

Proposal 2:	Approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
10,900,657	2,338,333	0	0

Proposal 3:	Approved, on an advisory basis, a period of three years as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
7,826,838	13,470	5,398,682	0	0

Proposal 4:	Ratified the selection of PKF Certified Accountants, a Professional Corporation, as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
13,233,990	0	5,000	0

(c) Not applicable.

(d) Following the 2012 Annual Meeting, based on the stockholders’ approval of three years as the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s board of directors determined to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puma Biotechnology, Inc.
(Registrant)

Date: June 18, 2012
	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chairman, President and Chief Executive Officer